UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2022

AZIYO BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370

Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AZYO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.Other Events.

On August 31, 2022, Aziyo Biologics, Inc. (the “Company”) expects to file a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register up to $50,000,000 of the Company’s Class A common stock, Class B common stock, preferred stock, debt securities, warrants and/or units (the “Registration Statement”).

In connection with the expected filing of the Registration Statement and the expected incorporation by reference of the report of the Company’s independent registered public accounting firm as part of the Registration Statement, the Company is refiling as Exhibit 99.1 hereto its consolidated financial statements that were previously included in its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) and the related report of the Company’s independent registered public accounting firm. The financial statements filed as Exhibit 99.1 hereto are identical to those included in the Form 10-K other than (i) an update to Note 2 to the consolidated financial statements to disclose, (a) consistent with the disclosures appearing in the Company’s previously filed Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and due to circumstances arising after the filing of the Form 10-K on March 8, 2022, that there was substantial doubt about its ability to continue as a going concern, and (b) that the Company entered into a new term loan facility with SWK Funding LLC and thereby completed the refinancing of its existing term loan facility with Midcap Financial Trust, as agent and lender, and the other lenders party thereto, and the repayment of its existing revolving credit facility with Midcap Funding IV Trust, as agent and lender, and the other lenders party thereto, and (ii) to add Note 19 to the consolidated financial statements describing unaudited subsequent events that occurred after the Form 10-K was filed on March 8, 2022. The new term loan facility with SWK Funding LLC also provides for the establishment of a separate, new asset-based revolving credit facility of up to $8.0 million, but, as of August 31, 2022, the Company has not entered into such revolving credit facility. The report of the Company’s independent registered public accounting firm included in Exhibit 99.1 hereto likewise includes an explanatory paragraph relating to the Company’s ability to continue as a going concern. Other than as described in the preceding sentences, Exhibit 99.1 does not revise, modify, update or otherwise affect the Form 10-K.

This Form 8-K is being filed only for the purposes described above, and all other information in the Form 10-K remains unchanged. In order to preserve the nature and character of the disclosures set forth in the Form 10-K, the items included in Exhibit 99.1 of this Form 8-K have been updated solely for the matters described above. No attempt has been made in this Form 8-K to reflect other events or occurrences after the date of the filing of the Form 10-K on March 8, 2022, and it should not be read to modify or update other disclosures as presented in the Form 10-K. As a result, this Form 8-K should be read in conjunction with the Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the Form 10-K. References in the attached exhibits to the Form 10-K or parts thereof refer to the Form 10-K for the year ended December 31, 2021, filed on March 8, 2022.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
99.1	Financial Statements and Supplementary Data.
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZIYO BIOLOGICS, INC.

Date: August 31, 2022	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer